Exhibit 10.2(b)

CONSENT OF GUARANTOR AND AMENDMENT OF GUARANTY

THIS CONSENT OF GUARANTOR AND AMENDMENT OF GUARANTY (this “Instrument”), dated as of May 31, 2010, is between NYTIS EXPLORATION (USA) INC., a Delaware corporation (“Guarantor”), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (“BOK”).

RECITALS

A. Guarantor executed and delivered to BOK a Guaranty dated as of June 21, 2005, as heretofore amended (as so amended, the “Guaranty”), pursuant to which Guarantor guarantied the payment and performance of certain obligations owed to BOK by Nytis Exploration Company LLC (“Borrower”).

B. Certain obligations covered by the Guaranty are being refinanced pursuant to an Amended and Restated Credit Agreement dated as of May 31, 2010 (the “Amended and Restated Credit Agreement”), between Borrower and BOK.

C. Guarantor, Borrower and BOK desire that Guarantor consent to the Amended and Restated Credit Agreement and that the Guaranty be amended as set forth herein.

D. Guarantor will benefit from the financial success of Borrower.

CONSENT

Guarantor hereby consents to the substitution of the Amended and Restated Credit Agreement for the Credit Agreement dated as of June 21, 2005.

AMENDMENT

IN CONSIDERATION of the sum of ten dollars ($10.00) in hand paid by BOK to Borrower and of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Guaranty shall be amended as follows:

1. The following shall be substituted for Recital A on page 1 of the Guaranty:

A. Nytis Exploration Company LLC (“Borrower”) and the Bank are parties to an Amended and Restated Credit Agreement dated as of May 31, 2010 (the “Credit Agreement”),

setting forth the terms upon which the Bank has made and will make loans and other extensions of credit to Borrower and by which such loans and extensions of credit will be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

2. The following shall be substituted for the first sentence of Section 1 on page 1 of the Guaranty:

Guarantor absolutely and unconditionally guarantees to the Bank the payment of any and all obligations of Borrower under or in connection with the Credit Agreement, including without limitation Borrower’s obligation to pay, in accordance with its terms, a Promissory Note dated June 21, 2005, made by Borrower, payable to the order of the Bank, in the original face amount of $20,000,000, subsequently increased to $50,000,000, with interest and other charges as therein provided, and Borrower’s other obligations to make payments for fees, expenses and other amounts due pursuant to the terms of the Credit Agreement.

3. The following shall be substituted for the addresses of the parties for notice purposes, as set forth in Section 10 on page 4 of the Guaranty:

Guarantor’s address:	1700 Broadway, Suite 2020 Denver, Colorado 80202 Attention: Kevin Struzeski

The Bank’s address:	1675 Broadway, Suite 1650 Denver, Colorado 80202 Attention: Thomas M. Foncannon

MISCELLANEOUS

This Instrument shall be governed by and construed under the laws of the State of Colorado. This Instrument may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained in any one counterpart hereof. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. This Instrument may be executed by Guarantor by facsimile or e-mail transmission of a signed counterpart to BOK (followed up with original counterparts).

This Instrument shall bind and inure to the benefit of the respective successors and assigns of Guarantor, BOK and Agent, on behalf of Lenders. Guarantor hereby ratifies, confirms and adopts the Guaranty, as amended hereby.

EXECUTED as of the date first above written.

NYTIS EXPLORATION (USA) INC.

By:	/s/ Kevin Struzeski
Kevin Struzeski, Treasurer

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:	/s/ Thomas M. Foncannon
Thomas M. Foncannon, Senior Vice President